Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Hans E. Bishop, Steven D. Harr and Bernard J. Cassidy as her true and lawful attorneys-in-fact and agents, with full power of substitution and substitution, for her and in her name, place and stead, in any and all capacities (including her capacity as a director of Juno Therapeutics, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement (File No. 333-200293) and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ MARY AGNES WILDEROTTER	DIRECTOR	DECEMBER 3, 2014
MARY AGNES WILDEROTTER